UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 25, 2017

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746
(Address of principal executive offices, including zip code)

(512) 433-5200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2017, Forestar Group Inc. (the “Company”) and its Chief Executive Officer, Phillip J. Weber, entered into an amendment to their Employment Agreement dated as of October 21, 2015 (the “Agreement”) pursuant to which the (i) the expiration of the term of the Agreement was made the later of (a) September 24, 2017 (the current expiration date of the term) or (b) the earlier of (I) fifteen (15) days following the date of consummation of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 29, 2017 (as it may be amended from time to time, the “Merger Agreement”), among D.R. Horton, Inc., Force Merger Sub, Inc. and the Company or (II) the termination of the Merger Agreement before consummation of the Merger, and (ii) non-compete and certain other restrictive covenants will apply to any employment termination following expiration of the Agreement's term if Mr. Weber is eligible for change in control severance benefits in respect of the Merger.
The foregoing description of the amendment to the Agreement is a summary of its terms only and is qualified in its entirety by the full text of the amendment to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits

10.1	First Amendment to Employment Agreement, dated as of August 25, 2017, by and between Forestar Group Inc. and Phillip J. Weber

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Dated: August 28, 2017	By:	/s/ Charles D. Jehl
		Name:	Charles D. Jehl
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Employment Agreement, dated as of August 25, 2017, by and between Forestar Group Inc. and Phillip J. Weber